Exhibit 99.1

NEWS RELEASE

February 22, 2016

AVANGRID Reports 2015 Results, Announces Earnings Guidance and Declares Quarterly Dividend

(New Haven, CT – February 22, 2016) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated net income of $267 million for 2015. These results include earnings for the full year for AVANGRID (formerly Iberdrola USA, Inc.) and earnings from December 17, 2015 through the end of 2015 for UIL Holdings Corporation (UIL). There is no meaningful earnings comparison to 2014.

“In 2015, we successfully completed our merger transaction on target, obtaining all regulatory approvals and closing within 10 months of our announcement,” commented James P. Torgerson, AVANGRID’s chief executive officer. “Due to the timing of the merger, our full-year 2015 financials only include earnings for UIL from mid-December on. The results for 2015 were impacted by the non-recurring items related to the merger and the settlements with the regulatory authorities in Connecticut and Massachusetts in the merger proceedings, as well as the effects of a warm winter and low wind production.”

“In 2016, we will rapidly conclude our transition planning within the first quarter, focus on executing our capital expenditure plan in all of the businesses, and proceed with our important initiatives, including those related to New York’s Reforming the Energy Vision and Connecticut’s Comprehensive Energy Strategy,” added Torgerson. “Later today, at our Investor meeting, we will be presenting our view of AVANGRID’s future prospects as a premier energy company in the U.S., with significant regulated and contracted growth opportunities and a focus on technology and innovation that promotes and enables the advancement of clean energy.”

Looking Forward

AVANGRID’s consolidated earnings estimate for 2016 is expected to be $2.00 per share. Expected earnings for 2016 are detailed in the table below:

as of February 22, 2016	Expected EPS (1)
Networks	$1.65
Renewables	$0.40
Other (2)	($0.05)

AVANGRID Total	$2.00

Amounts may not add due to rounding

(1)	Assumes approximately 309.5 million shares outstanding
(2)	Includes Corporate and Gas Storage and Transportation business

The primary earnings drivers include;

•	Additional capital investment and rate base growth

•	The resolution of the NYSEG and RG&E rate cases in NY

•	The expiration of a large contract in our gas storage business with a negative mark-to-market position in late 2015

•	Delay of UI rate case and certain capex

•	Normal wind production

•	Flat commodity pricing

Quarterly Dividend Declaration

AVANGRID’s Board of Directors declared a quarterly dividend of $0.432 per share on its common stock. This dividend is payable April 1, 2016 to shareholders of record at the close of business on March 10, 2016.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing 2015 earnings, on Monday, February 22, 2016 beginning at 9:00 A.M. Eastern time. The webcast will feature presentations from AVANGRID’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the investor relations section of AVANGRID’s website at http://www.avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Michael West Jr. 203-499-3858

AVANGRID, Inc. (NYSE:AGR) is a diversified energy and utility company with $31 billion in assets and operations in 23 states. The company operates regulated utilities and electricity generation through two primary lines of business. Avangrid Networks includes eight electric and natural gas utilities serving 3.1 million customers in New York and New England. Avangrid Renewables operates 6.5 gigawatts of electricity capacity, primarily through wind power, in states across the U.S. AVANGRID employs 7,000 people. The company was formed as a business combination between Iberdrola USA and UIL holdings in 2015. AVANGRID remains an affiliate of the Iberdrola Group, a worldwide leader in the energy industry.

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q, which is on file with the SEC and available on our investor relations website at www.avangrid.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our filings with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of the communication, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.